Exhibit 5.1

                   [Letterhead of Playboy Enterprises, Inc.]


                                                            May 21, 2003


                    Re: Registration Statement on Form S-8

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

               I am the Executive Vice President, Law and Administration, General Counsel and Secretary to Playboy Enterprises, Inc., a Delaware corporation (the "Company") and have acted as counsel in such capacity for the Company in connection with the preparation and the filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), for registration under the Securities Act of 1933, as amended (the "Securities Act"), of (i) an additional 1,800,000 shares of the Company's class B common stock, par value $.01 per share ("Class B Common Stock"), issuable pursuant to the Company's Second Amended and Restated 1995 Stock Incentive Plan (the "1995 Plan"); and (ii) an additional 200,000 shares of Class B Common Stock issuable pursuant to the Company's Amended and Restated 1997 Equity Plan for Non-Employee Directors (the "1997 Plan" and, together with the 1995 Plan, the "Plans"). The 2,000,000 shares of Class B Common Stock to be registered pursuant to the Plans, in the aggregate, are collectively referred to herein as the "Shares."

        This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act.

         In rendering the opinions set forth herein, I have examined and relied on originals or copies of (i) the Registration Statement; (ii) the Company's registration statement on Form S-8 (File No. 333-74451), as filed with the Commission on March 16, 1999; (iii) the Company's registration statement on Form S-8 (File No. 333-10470), as filed with the Commission on May 20, 1999; (iv) a specimen certificate representing the Class B Common Stock; (v) the Certificate of Incorporation of the Company, as amended to date and presently in effect; (vi) the Amended and Restated By-Laws of the Company, as amended to date and presently in effect; (vii) the 1995 Plan; (viii) the 1997 Plan; (ix) certain resolutions of the Board of Directors of the Company relating to the issuance and sale of the Shares and related matters.

        I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

        In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making my examination of documents executed by parties other than the Company, I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein that I did not independently establish or verify, I have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

         I am admitted to the practice of law in the State of Illinois, and I do not purport to be an expert on, or express any opinion concerning, any law other than the General Corporation Law of the State of Delaware.

         Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that when (i) the Registration Statement becomes effective under the Securities Act; and (ii) certificates representing the Shares to be issued under the Plans have been manually signed by an authorized officer of the transfer agent and registrar for the Class B Common Stock and registered by such transfer agent and registrar, and have been delivered and paid for in accordance with the terms and conditions of the Plans, the issuance and sale of such Shares will have been duly authorized and such Shares will be validly issued, fully paid and nonassessable.

         I assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if I become aware of any fact that might change the opinions expressed herein after the date hereof.

         I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.


                               Very truly yours,


                               /s/ Howard Shapiro
                               Howard Shapiro
                               Executive Vice President, Law and Administration, General Counsel and Secretary


                                      2